Exhibit 99.1

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS MAY 2007 OPERATIONAL RESULTS

CALABASAS, CA (June 12, 2007) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended May 31, 2007.  Key operational results included the following:

•    Mortgage loan fundings for the month of May totaled $44 billion, an increase of 15 percent from May 2006.

–   On a consolidated basis, Countrywide funded $2.3 billion in pay-option loans during the month as compared to $6.6 billion in May 2006.  Year-to-date fundings for pay-option loans totaled $15 billion, as compared to $35 billion for the same prior year period.

•    Average daily mortgage loan application activity for May 2007 was $3.1 billion, up 17 percent from May 2006.  The mortgage loan pipeline was $70 billion at May 31, 2007 as compared to $66 billion at May 31, 2006.

•    The mortgage loan servicing portfolio continued to grow, totaling $1.4 trillion at May 31, 2007.  This is an increase of $214 billion, or 18 percent, from May 31, 2006.

•    Banking Operations’ assets were $87 billion at May 31, 2007, which compares to $80 billion at May 31, 2006.

•    Securities trading volume in the Capital Markets segment of $351 billion for May 2007 was 6 percent higher when compared to the same month last year.

•    Net earned premiums from the Insurance segment totaled $118 million, up 30 percent from May 2006.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 • 818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“Countrywide generated robust residential mortgage production results for the month of May,” said David Sambol, President and Chief Operating Officer.  “Production trends included a 17 percent increase in home purchase activity from the prior month; fixed-rate mortgages accounted for 76 percent of monthly production, their highest percentage since August 2003; and the pipeline of mortgage loans-in-process ended the month at $70 billion, its highest amount since October 2005.  Reflecting our focus on integrating the activities of our Bank and mortgage company, Countrywide Bank funded $19 billion, or 44 percent, of total residential mortgage production during the month of May 2007, its highest monthly amount to date.  According to Inside Mortgage Finance, Countrywide retained its position as the #1 mortgage originator in all channels for the first quarter of 2007.  In particular, we expanded our lead in the retail channel from the 4th quarter of 2006.

“Strong results were produced by our other businesses.  The servicing portfolio increased 18 percent from May 2006 and Banking Operations’ assets rose 9 percent year-over-year.  On a year-to-date basis, Capital Markets securities trading volume increased 4 percent from the five months ended May 2006, and net earned premiums from our Insurance segment rose 22 percent from the same year-ago period.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 • 818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	May 31	May 31	May 31	May 31
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	22	22	105	104
Average Daily Mortgage Loan Applications	$3,126	$2,667	$3,008	$2,572
Mortgage Loan Pipeline (loans-in-process)	$69,744	$65,577
Commercial Real Estate Loan Pipeline (loans-in-process)	$2,319	$1,116

Loan Fundings (2):
Retail Lending	$14,377	$14,170	$66,966	$61,209
Wholesale Lending	8,077	9,083	38,228	41,151
Correspondent Lending	20,803	13,325	88,870	67,724
Capital Markets Purchases	884	1,996	2,905	7,946
Banking Operations Purchases (2)	279	159	2,895	2,580
Total Mortgage Loan Fundings	44,420	38,733	199,864	180,610
Commercial Real Estate Lending	1,157	281	4,098	1,499
Total Loan Fundings	$45,577	$39,014	$203,962	$182,109

Total Bank Mortgage Loan Fundings (3)	$19,325	$8,209	$79,095	$28,185

Loan Fundings in Units (2):
Retail Lending	85,901	90,906	382,795	403,090
Wholesale Lending	39,513	43,783	184,014	199,626
Correspondent Lending	102,422	66,904	438,534	336,093
Capital Markets Purchases	3,336	7,509	9,726	30,643
Banking Operations Purchases (2)	2,110	2,644	24,450	14,956
Total Mortgage Loan Fundings	233,282	211,746	1,039,519	984,408
Commercial Real Estate Lending	170	45	471	165
Total Loan Fundings	233,452	211,791	1,039,990	984,573

Total Bank Mortgage Loan Fundings (3)	111,041	60,562	463,293	210,124

Mortgage Loan Fundings (2)(4):
Purchase	$18,642	$18,334	$77,674	$81,973
Non-purchase	25,778	20,399	122,190	98,637
Total Mortgage Loan Fundings	$44,420	$38,733	$199,864	$180,610

Mortgage Loan Fundings by Product (2):
Government Fundings	$1,937	$1,108	$7,008	$5,031
ARM Fundings	$10,667	$19,667	$63,049	$90,733
Home Equity Fundings	$3,382	$4,367	$17,401	$19,622
Nonprime Fundings	$2,186	$3,807	$11,749	$16,304

MORTGAGE LOAN SERVICING (5)
Volume	$1,392,756	$1,179,179
Units	8,625,522	7,686,777
Subservicing Volume (6)	$16,144	$22,243
Subservicing Units	169,041	212,483
Prepayments in Full	$21,135	$19,037	$99,055	$82,580
Bulk Servicing Acquisitions	$2,650	$26	$18,049	$143
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	4.44%	3.36%
number of loans serviced	4.71%	3.91%
Foreclosures Pending as a percentage of:
unpaid principal balance	0.90%	0.45%
number of loans serviced	0.71%	0.47%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	May 31	May 31	May 31	May 31
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	1,023,073	906,653	4,836,906	4,289,776
Flood Determinations	342,574	313,710	1,479,832	1,444,422
Appraisals	125,420	116,380	577,654	495,574
Automated Property Valuation Services	1,003,475	527,849	4,008,936	3,632,012
Other	26,640	18,536	124,194	80,948
Total Units	2,521,182	1,883,128	11,027,522	9,942,732

CAPITAL MARKETS
Securities Trading Volume (8)	$ 350,850	$ 331,804	$ 1,657,486	$ 1,591,849

BANKING
Banking Operations Assets (in billions)	$ 87	$ 80

INSURANCE
Net Premiums Earned:
Carrier	$ 95.7	$ 72.9	$ 455.9	$ 374.0
Reinsurance	21.9	17.9	106.1	88.4
Total Net Premiums Earned	$ 117.6	$ 90.8	$ 562.0	$ 462.4

Period-end Rates
10-Year U.S. Treasury Yield	4.90%	5.12%
FNMA 30-Year Fixed Rate MBS Coupon	6.04%	6.31%

(1)

This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.
(3)

These loans are either processed for Countrywide Bank by the Company's Mortgage Banking production divisions or purchased from non-affiliates and are included in "Total Mortgage Loan Fundings" above. The amounts include loans funded for both investment purposes and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)

Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.
(6)	Subservicing volume for non-Countrywide entities.
(7)	Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(8)	Includes trades with Mortgage Banking Segment.

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